UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/02/2007

Armstrong Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50408

PA	23-3033414
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 3001
Lancaster, PA 17604
(Address of principal executive offices, including zip code)

717-397-0611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On April 2, 2007, Armstrong Holdings, Inc. issued a press release announcing the United States Bankruptcy Court for the District of Delaware approved the Company's settlement with its former subsidiary, Armstrong World Industries, Inc. (NYSE:AWI). Under the settlement, first announced February 27, Armstrong Holdings will receive approximately $22 million in cash, plus 98,697 shares of reorganized AWI common stock worth approximately $5.0 million based on the closing price on March 30. A copy of the Stipulation and Agreement was attached to an Armstrong Holdings Current Report on Form 8-K dated February 26, 2007, wherein it appeared as Exhibit No. 99.2.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

No. 99.1 Press Release of Armstrong Holdings, Inc., dated April 2, 2007, announcing the United States Bankruptcy Court for the District of Delaware approved the Company's settlement with its former subsidiary, Armstrong World Industries, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Armstrong Holdings, Inc.

Date: April 03, 2007	By:	/s/ Walter T. Gangl
Walter T. Gangl
Deputy General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	AHI press release dated April 2, 2007